Exhibit 3.2.38

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

CENTURY CIRCUIT, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

The undersigned, being the President and Secretary of Century Circuit, Inc., respectively, a Delaware corporation, hereby certify as follows:

1. The Certificate of Incorporation of said Corporation is amended as follows:

Paragraph 1 thereof as it now exists is deleted in its entirety and the following substituted and inserted in lieu thereof:

“1.	The name of the Corporation is

RKO Century Warner Theatres, Inc.”

2. The foregoing Amendment has been authorized and adopted pursuant to the provisions of Section 242 (c) (_) of the General Corporate Law of the State of Delaware by the written consent of all the stockholders of the Corporation.

Dated: January 24, 1984

/s/ MICHAEL S. LANDES
Michael S. Landes
President

Attest:

/s/ ALBERT SCHWARTZ
Albert Schwartz, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188782 – 0907387

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

RKO Century Warner Theatres, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., number 01-40376, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four, Section C:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said RKO Century Warner Theatres, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

RKO Century Warner Theatres, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President